Exhibit 1.01
Malibu Boats, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2025

Introduction

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers if they manufacture or contract to manufacture products that contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries and are not from recycled or scrap sources, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and file a CMR as an exhibit to the Form SD with the SEC that includes a description of those due diligence measures.

Company Overview

Malibu Boats, Inc., also referred to as “Malibu Boats”, “we”, “our”, and “us” is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport boats, sterndrive and outboard boats. Our product portfolio of premium brands are used for a broad range of recreational boating activities, including, among others, water sports, general recreational boating and fishing. Our boats were sold under eight brands during calendar year 2025: Malibu, Axis, Pursuit, Maverick, Cobia, Pathfinder, Hewes and Cobalt. We manufacture our own boats and components such as engines, boat trailers, towers and tower accessories, machined and billet parts, soft grip flooring, and wiring harnesses. In addition, we contract with other third-party vendors to manufacture other components for installation on our boats, such as electronic controls. Pursuant to our engine marinization initiative, we purchase engines from General Motors LLC and prepare them for marine use. We also purchase ready to use outboard engines from Yamaha Motor Corporation, U.S.A. and Mercury Marine for our brands that have outboard models and purchase inboard engines from Volvo. We determined that Conflict Minerals were necessary to the functionality and/or production of such products during calendar year 2025.

Executive Summary

Malibu Boats does not directly source any Conflict Minerals that may be used in the products we manufacture or contract to manufacture. Therefore we relied upon our suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from sub-tier suppliers. Malibu Boats performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Malibu Boats with materials or components containing necessary 3TGs.

Malibu Boats’ suppliers identified 335 smelters and refineries (“smelters”). Of these 335 smelters, Malibu Boats identified 48 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Malibu Boats’ due diligence review indicated that 32 of these smelters have been audited and recognized as conflict free through the Responsible Minerals Assurance Process (“RMAP”) and designated as RMAP Conformant by the Responsible Minerals Initiative (“RMI”). One smelter was RMAP Conformant for the duration of the reporting period and was removed from the RMAP Conformant list in January 2026. This smelter has since been removed from the RMI's eligible list of smelters, indicating they have ceased smelting operations. The remaining 15 smelters sourcing from the Covered Countries were subjected to Malibu Boats’ risk mitigation process in accordance with the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Due Diligence Guidance”), as described below.

Many suppliers returned information at a company or division level, not at a product level. Such suppliers were unable to specify the smelters used for components supplied to Malibu Boats. Therefore the information provided was not necessarily limited to smelters contained in components supplied to us and confirmed to be in the Company’s supply chain.

Exhibit 1.01
Company Management Systems

Malibu Boats has established management systems according to Step 1 of the OECD Due Diligence Guidance. Malibu Boats implemented the following:

◦Step 1A - Adopted, and clearly communicated to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. Malibu Boats:
▪implemented a conflict minerals policy, which is publicly available at https://malibuboatsinc.com/governance/governance-documents/; and
▪communicated the policy directly to suppliers as part of the RCOI process.
◦Step 1B - Structured internal management to support supply chain due diligence. Malibu Boats:
▪maintained an internal cross functional team to support supply chain due diligence;
▪appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence; and
▪applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.
◦Step 1C - Established a system of transparency, information collection and control over the supply chain. Malibu Boats implemented a process to collect required supplier and smelter RCOI and due diligence data.
◦Step 1D - Strengthened company engagement with suppliers. Malibu Boats:
▪engaged directly with suppliers during the RCOI process;
▪reviewed supplier responses as part of the RCOI process;
▪added conflict minerals compliance to new supplier contracts and Malibu Boats’ supplier code of conduct; and
▪implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.
◦Step 1E - Established a company and/or mine level grievance mechanism. Malibu Boats:
▪recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances; and
▪reviewed Malibu Boats’ ethics violations reporting system to ensure that it allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Malibu Boats’ conflict minerals policy.

Reasonable Country of Origin Inquiry

Malibu Boats designed its RCOI process in accordance with Steps 2A and 2B of the OECD Due Diligence Guidance. Malibu Boats’ RCOI process involved two stages:

◦Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
◦Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Malibu Boats designed its supplier RCOI process to identify, to the best of Malibu Boats’ efforts, the smelters in Malibu Boats’ supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Malibu Boats’ supplier RCOI process for the 2025 reporting period included the following:

◦developed a list of suppliers providing components containing 3TG to Malibu Boats;
◦contacted each supplier and requested the industry standard Conflict Minerals Reporting Template including smelter information;
◦reviewed supplier responses for accuracy and completeness;
◦amalgamated supplier provided smelters into a single list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols; and
◦reviewed the final smelter list (and compared it to industry peers) to determine if Malibu Boats identified reasonably all of the smelters in their supply chain.

Malibu Boats’ suppliers identified 335 smelters in their supply chain. The specific list of smelters is included in “List of Smelter and Refineries” at the end of this report.

Exhibit 1.01
Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Malibu Boats’ due diligence process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Malibu Boats’ smelter RCOI and due diligence process were designed to:

◦identify the scope of the risk assessment of the mineral supply chain (OECD Due Diligence Guide Step 2B);
◦assess whether the smelters have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Due Diligence Guide Step 2C); and
◦carry out, where necessary, including through participation in industry-driven programs, joint spot checks at the mineral smelter’s own facilities (OECD Due Diligence Guide Step 2D).

Malibu Boats’ smelter RCOI and due diligence process included the following:

◦For each smelter identified in Malibu Boats’ supply chain, Malibu Boats:
▪attempted to engage directly with the smelter to determine whether or not the smelter sources from the Covered Countries;
▪reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration for smelters that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the RMAP; and
▪reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period for smelters that did not respond to our direct engagement.

◦For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Malibu Boats determined if the smelter was audited and recognized as conflict free by the RMAP.
▪For high risk smelters that have not been audited and recognized as conflict free by the RMAP, Malibu Boats communicated the risk to a designated member of senior management (OECD Due Diligence Guide Step 3A) and conducted risk mitigation on the smelter according to OECD Due Diligence Guide Step 3B.

For the 2025 reporting period, Malibu Boats’ RCOI and due diligence process was executed by Claigan Environmental Inc.

Malibu Boats’ suppliers identified 335 smelters. Malibu Boats identified 48 smelters that source, or there is a reason to believe they source, from the Covered Countries.

Malibu Boats determined that 32 of these 48 smelters have been audited and recognized as conflict free through RMAP and designated as RMAP Conformant by RMI. Malibu Boats determined that one smelter was RMAP Conformant for the duration of the reporting period and was removed from the RMAP Conformant list in January 2026. This smelter has since been removed from RMI's eligible list of smelters, indicating they have ceased smelting operations. Malibu Boats conducted risk mitigation on the remaining 15 smelters as discussed below.

Risk Mitigation

Malibu Boats conducted risk mitigation on the remaining 15 smelters that were not recognized as conflict free by the RMAP and were sourcing (or we have a reason to believe may be sourcing) from the Covered Countries. Malibu Boats’ risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to our Chief Financial Officer in accordance with Step 3A of the OECD Due Diligence Guidance. Malibu Boats’ risk mitigation process included the following:

Exhibit 1.01
◦conducted additional due diligence to determine if there was any reason to believe the smelter directly or indirectly financed or benefited armed groups in the Covered Countries;
◦attempted to verify with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Malibu Boats’ supply chain in the 2025 reporting period; and
◦engaged directly with each high risk smelter to verify risk and to encourage the smelter to become conflict free.

As discussed above, as many suppliers return information at a company or division level, and not at a product level, we are not able to determine if the 15 smelters are confirmed to be in Malibu Boats’ supply chain. We will continue to work with our suppliers to determine if these 15 smelters can be directly linked to the actual parts or products sold to Malibu Boats.

In addition, as part of our risk mitigation process we have engaged with each of them to verify risk and to encourage the smelter to become conflict free. We are continuing to work with the suppliers who currently have these 15 smelters in their supply chain to evaluate the removal of these smelters from their supply chain.

Improvement Plan

Malibu Boats is dedicated to eliminating the use of Conflict Minerals that originate from mines controlled by non-governmental groups in the Covered Countries, who contribute to human rights abuses including human trafficking, inhumane treatment, forced labor, child labor, war crimes or crimes against humanity.

Malibu Boats is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the Conflict Minerals contained in the products manufactured or contracted for manufacture by Malibu Boats could directly or indirectly benefit or finance armed groups in the Covered Countries:

◦including a conflict minerals clause in all new and renewing supplier contracts;
◦continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain;
◦continuing to work with our suppliers to encourage the removal of any high risk smelters;
◦evaluating ongoing supplier relationships with those suppliers that do not comply with our conflict minerals policy;
◦engaging smelters sourcing from the Covered Countries to become audited and certified to a protocol recognized by the RMAP; and
◦following up in 2026 on the smelters requiring risk mitigation, but not removal from Malibu Boats’ supply chain.

List of Smelters and Refineries

Below are the 335 smelters reported to Malibu Boats as likely to be in Malibu Boats’ supply chain in the 2025 reporting period. 48 of the smelters below are declared to be sourcing or there was reason to believe they may be sourcing from the Covered Countries. Under the Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific covered country by smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are The Democratic Republic of the Congo, Rwanda, Burundi, Uganda, Tanzania, Angola, and Zambia. As noted above, Malibu Boats has determined that of these 48 smelters, 32 have been audited and recognized as conflict free by the RMAP and one smelter was RMAP Conformant for the duration of the reporting period and was removed from the RMAP Conformant list in January 2026. This smelter has since been removed from the RMI's eligible list of smelters, indicating they have ceased smelting operations. Malibu Boats conducted risk mitigation on the remaining 15 smelters.

Metal	Smelter Name
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.

Exhibit 1.01

Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG, Hamburg
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Mineral AB (Ronnskar)
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	Cendres + Métaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	Gasabo Gold Refinery Ltd
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Glencore Canada Corporation - CCR Refinery
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Corporation - The Perth Mint
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH

Exhibit 1.01

Gold	Heraeus Limited Hong Kong (HLH)
Gold	Heraeus Precious Metals Germany (HPMG)
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Advanced Metals Corporation
Gold	K.A. Rasmussen
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA

Exhibit 1.01

Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	NOBLE METAL SERVICES
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	SAM Precious Metals FZ-LLC
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	SOLEIL METALS (Chala One Plant)
Gold	SOLEIL METALS (YAKARI Plant)
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.

Exhibit 1.01

Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling (Jinguan) Nonferrous Jinguan Copper Industry
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Southwest Copper Branch
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Gold Smelting Co. Ltd.
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Kinzoku Company, Limited
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals

Exhibit 1.01

Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	Conecsus LLC
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	Dongguan Best Alloys Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineração Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.

Exhibit 1.01

Tin	Operaciones Metalúrgicas S.A.
Tin	P Kay Metal, Inc
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Arsed Indonesia
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Bangka Prima Tin
Tin	PT Cipta Persada Mulia
Tin	PT Masbro Alam Stania
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajehan Ariq
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Indústria e Comércio Ltda.
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.

Exhibit 1.01

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	S.P.T. spol.s r.o.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungamoy Metals Inc.
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory Metals Plant
Tungsten	Uzbekistan Technological Metallurgical Complex JSC
Tungsten	Wolfram Bergbau and Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.